Pricing Supplement No.30N Dated NOVEMBER 10, 1999     Rule 424(b)(2)
(To Prospectus dated January 29, 1999 and             File No's. 33-64261
Prospectus Supplement dated February 3, 1999)             and  333-70639

THE CHASE MANHATTAN CORPORATION


[ ]	Senior Medium -Term Notes, Series C  Due From Nine
	Months to One Hundred Years from Date of Issue

[X] Subordinated Medium Term Notes , Series A Due From
	Nine Months to One Hundred Years from Date of Issue

	Principal Amount: $45,000,000
	Issue Price: 100.00%
	Commission : $787,500.00
	Proceeds to Company:  $44,212,500.00
	Agent: SALOMON SMITH BARNEY/PRUDENTIAL


	Agent's Capacity:  [ ]     As agent    [X]  As principal

	If as principal
		[ ]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[X]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date: NOVEMBER 26, 1999
	Stated Maturity:	   	NOVEMBER 26, 2014

	Form:  [X]   Book-entry [  ]   Certificated
	Currency:   U.S. Dollars

[X]	Fixed Rate Note:
   	Interest Rate:7.50%

[ ]Floating Rate Note:   CD[ ]   Commercial Paper Rate [  ]
			     Federal Fund Effective Rate [  ] CMT [ ]
			     LIBOR Telerate [ ]  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [  ]

	Initial Interest Rate:

	Int.Determ.Dates :
	Interest Payment Dates: Quarterly on the 26th day
                         beginning February 28, 2000.


	Index Maturity:
	Spread (+/-):
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:
	Optional Redemption  :   Yes [ ]       No  [  ]

CALLABLE: In whole only, at par, on each payment date, in November, February, May and August beginning November 2002, upon 30 days notice.
          30 days notice.